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                                                                   Exhibit 10(b)

                           AMENDMENT TO LOAN AGREEMENT

         Agreement dated October 31, 1995 between Square Industries, Inc. a New York corporation (the "Borrower") and Messrs. Lowell Harwood and Sanford Harwood (collectively the "Lenders") amending the Loan Agreement dated June 28, 1995 among the Borrowers and the Lenders.

         WHEREAS, the Borrower simultaneous herewith is entering into Amendment No. 10, dated October 31, 1995 to its Credit Agreement with NatWest Bank NA, formerly National Westminster Bank, USA (the "Bank") originally dated July 6, 1988 and as amended thereafter from time to time (the "Credit Agreement") which relate to two loans, the Facility I Loan in the outstanding principal amount of approximately $11,730,000 and the Facility II Loan in the outstanding principal amount of approximately $1,688,000, to provide inter alia, for an extension of the final maturity date of the Facility I Loan to December 31, 1998 and of the Facility II Loan to June 30, 1998 and a reduction of the interest payable with respect to both loans subject to the satisfaction of certain conditions to be set forth in the Amendment No. 10 to the Credit Agreement (the Credit Agreement as amended is hereinafter referred to as the "Credit Agreement".)

         WHEREAS, the Credit Agreement provides that the terms of the loans extended by the Lenders be revised in accordance with the terms set forth hereinafter (the "Agreement Amendment")set forth.

         IT IS HEREBY AGREED that:

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         1. The amount of funds to be advanced by the Lenders to the Borrower shall not exceed the amount advanced by them as of the date hereof, which exclusive of interest accrued on advances extended, amount to an aggregate of $500,000 by both Lenders, or $250,000 by each Lender (the "Harwood Loans").

         2. A. The rate of interest payable by the Borrower to the Lenders on the Harwood Loans shall be as follows:

         i. From the date the Harwood Loans were advanced through December 31, 1995, 10.25% per annum.

         ii. From January 1, 1996 to payment in full of the principal of the Harwood Loans, the rate of interest payable by the Borrower to the Bank pursuant to the Credit Agreement.

         iii. After the date of payment in full of both the Facility I and Facility II (the "Bank Loans Repayment Date"), the rate thereafter equivalent to the highest rate of interest then payable by the Borrower with respect to any loans then outstanding from any bank or investment banking institution having an outstanding principal amount of at least of $100,000 or, if no such loan is outstanding, at the prime rate of the Bank.

         B. Interest shall be paid as follows:

         i. Accrued unpaid interest calculated at the rate of 3.99% per annum from the date or dates of the Harwood Loans shall be paid on the date hereof, with payment of the balance of the amount accrued through the date hereof to be paid on the Bank Loans Repayment Date.


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         ii. Accrued interest commencing with the date hereof shall be paid monthly in arrears at the rate of 3.99% per annum with the balance of the accrued and unpaid interest to be paid on the Bank Loans Repayment Date.

         3. As long as either Facility Loan remains outstanding, the principal of the Harwood Loans shall not be payable until the Bank has received principal payments after October 31, 1995 aggregating $1,000,000 on either or both Facility Loans. Principal payments of the Harwood Loans shall be made thereafter to the extent of 50% (25% for each Lender) of the amount of principal of Facility Loans paid by the Borrower in excess of the foregoing $1,000,000 with payment to be made to the Lenders within two business days of the date of payment of the Facility Loan or Loans principal.

         4. Each Lender hereby agrees to deliver to Borrower the Note previously issued by Borrower to him under the Loan Agreement in exchange for the Note in the form of Exhibit A hereto executed by the Borrower.

         i. The obligations of the Borrower hereunder are subordinated to certain Senior Indebtedness to the extent and on the terms set forth in that certain Subordination Agreement dated as of October 31, 1995 by and among Square Industries, Inc., 808 Square Corp., NatWest Bank N.A., and the Lenders as such agreement is from time to time amended.


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         5. The obligation of the Borrower under the original Loan Agreement to provide collateral for the loans is hereby terminated.

                                     SQUARE INDUSTRIES, INC.

                                     By: ---------------------------------
                                             Brett Harwood, President


                                         ---------------------------------
                                             Lowell Harwood


                                         ---------------------------------
                                             Sanford Harwood


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                                                      EXHIBIT A to EXHIBIT 10(b)

         The obligations of the Borrower hereunder are subordinated to certain Senior Indebtedness to the extent and on the terms set forth in that certain Subordination Agreement dated as of October 31, 1995 by and among Square Industries, Inc., 808 Square Corp., NatWest Bank N.A., the Lender and Sanford Harwood as such agreement is from time to time amended.

                                      NOTE

$250,000                     As of June 28, 1995, as Amended October 31, 1995
                                                      Jersey City, New Jersey

         FOR VALUE RECEIVED, SQUARE INDUSTRIES, INC., a New York Corporation (the "Borrower"), hereby promises to pay the order of LOWELL HARWOOD (the "Lender"), the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), in lawful money of the United States of America and in immediately available funds, and to pay interest on the unpaid principal amount the Loan, like money and funds, for the period commencing on the date or dates the Loan was advanced to the Borrower by the Lender until such Loan is paid in full, at the rates per annum and on the dates set forth in the Agreement.

         This Note is the Note referred to in the Loan Agreement, dated June 28, 1995 among the Borrower, Lender and Sanford Harwood, as amended by the Amendment to Loan Agreement dated October 31, 1995 among such parties (collectively the "Agreement"). Capitalized terms used in this Note have the respective meanings assigned to them in the Agreement.

         This Note shall bear interest from the date or dates the Loan was advanced to the Borrower by the Lender until such Loan shall be paid in full, at the rate or rates per annum (computed on the basis of a year of 360 days and actual days elapsed, including the first day but excluding the last in the period for which payable) specified in the Agreement with payment of interest to be made in accordance with the Agreement.

         Payment of the principal shall be subject to the payment after October 31, 1995 of at least $1,000,000 of principal of loans extended by National Westminster Bank, USA (the "Bank") pursuant to the Credit Agreement dated July 6, 1988 and as amended from time to time between the Bank and the Borrower and certain of its subsidiaries with payment of principal thereafter to be an amount equal to 50% of the amount of loan principal paid to the Bank in excess of the foregoing $1,000,000.

         Anything in this Note or the Agreement to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender's receipt thereof would not be permissible under the law or laws applicable to the Lender limiting the rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitations referred to in the preceding sentence shall be made by the Borrower on the earliest payment date on which the receipt thereof would be permissible under the laws applicable to the Lender limiting the rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.

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         This Note has been executed and delivered in Jersey City, New Jersey, and shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Jersey.

                                   SQUARE INDUSTRIES, INC.

                                   By:
                                      ---------------------------
                                      Brett Harwood, President

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